As filed with the Securities and Exchange Commission on July 1, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forgent Power Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3620	39-3386651
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11500 Dayton Parkway

Dayton, MN 55369

(763) 588-0536

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary J. Niederpruem

Chief Executive Officer

Forgent Power Solutions, Inc.

11500 Dayton Parkway

Dayton, MN 55369

(763) 588-0536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch Barbra J. Broudy Merritt S. Johnson Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Senet S. Bischoff Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. (333-297123)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Forgent Power Solutions, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-297123), as amended, which was declared effective by the Commission on July 1, 2026 (the “Prior Registration Statement”). The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 9,947,500 shares of the Registrant’s Class A common stock, which includes 1,297,500 shares of Class A common stock that may be sold by the Company and the selling stockholders (as defined in the Prior Registration Statement) as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth in Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on July 2, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1

Opinion of Weil, Gotshal & Manges LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on June 29, 2026 (File No. 333-297123) and incorporated herein by reference).

23.1	Consent of BDO USA, P.C., as to Forgent Power Solutions, Inc.

23.2	Consent of BDO USA, P.C., as to Forgent Intermediate LLC.

23.3	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on June 29, 2026 (File No. 333-297123) and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Forgent Power Solutions, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Minnesota on July 1, 2026.

Forgent Power Solutions, Inc.

By:	/s/ Gary J. Niederpruem
	Name:	Gary J. Niederpruem
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary J. Niederpruem	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2026
Gary J. Niederpruem
*	Chief Financial Officer (Principal Financial Officer)	July 1, 2026
Ryan S. Fiedler
*	Principal Accounting Officer	July 1, 2026
Inez Lund
*	Director	July 1, 2026
Peter Jonna
*	Director	July 1, 2026
Frank Cannova
*	Director	July 1, 2026
David Savage
*	Director	July 1, 2026
Trey Bivins
*	Director	July 1, 2026
Serge Gofer
*	Director	July 1, 2026
Gregory M. E. Spierkel
*	Director	July 1, 2026
Anthony L. Trunzo
*	Director	July 1, 2026
Neel Bhatia

* By:	/s/ Gary J. Niederpruem
	Name:	Gary J. Niederpruem
	Title:	Attorney-in-Fact